Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Tingxiu Lu and Ruennsheng Allen Wang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/Shiliang Guo
Name: Shiliang Guo	Director and Acting Chief Financial Officer
(principal financial and accounting officer)

/s/ Jian Li
Name: Jian Li	Independent Director

/s/ Steve Morgan
Name: Steve Morgan	Independent Director

/s/ Wenze Wang
Name: Wenze Wang	Independent Director

/s/ Merry Tang
Name: Merry Tang	Independent Director